FOR FURTHER INFORMATION CONTACT:
Kay Osbourn
Chief Financial Officer
(512) 837-7100
PR@citizensinc.com

FOR IMMEDIATE RELEASE
January 16, 2015

Citizens, Inc. Schedules Year-End 2014 Reporting

• News release on results planned for Wednesday, March 11, 2015
• Investor conference call scheduled for Thursday, March 12, 2015 at 10:00 a.m. CDT

AUSTIN, TEXAS (January 16, 2015) – Citizens, Inc., (NYSE: CIA) today announced its anticipated schedule for fourth-quarter 2014 reporting.

On Wednesday, March 11, 2015, Citizens plans to issue its news release regarding fourth-quarter and year-end 2014 results. On Thursday, March 12, 2015, Citizens expects to conduct a conference call to discuss operating results at 10:00 AM Central Time (11:00 AM ET). The conference call will be hosted by Rick D. Riley, Vice Chairman and President, Kay Osbourn, Chief Financial Officer, and other members of the Company’s management team.

To participate in the Citizens, Inc. conference call, please dial (800) 723-6575 Conference ID 2003739 and ask to join the Citizens’ call. We recommend participants dial in three to five minutes before the call is scheduled to begin. A recording of the conference call will be available on Citizens' website www.citizensinc.com in the Investor Relations section under SEC Filings & News Releases following the call.

Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company utilizes a three-pronged strategy for growth based upon worldwide sales of U.S. Dollar-denominated, whole life, cash value insurance policies, life insurance product sales in the U.S. and the acquisition of other U.S.-based life insurance companies.